                                                                EXHIBIT 10.2



                          PURCHASE AND SALE AGREEMENT

I.       DATE AND PARTIES

         AGREEMENT, made and entered into as of this ___ day of August, 1997, by and between JPS Converter and Industrial Corp., a Delaware corporation, having its usual place of business at 555 North Pleasantburg Drive, Greenville, South Carolina 29607 (hereinafter the "Seller"), and Safety Components Fabrics Technologies, Inc., a Delaware corporation, having its usual place of business at 30 Emory Street, Greenville, South Carolina 29605 (hereinafter the "Buyer"), upon the terms hereinafter set forth.

II.      PROPERTY

         1. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller the following (collectively, the "Property"):

            (a) Those certain parcels of land located in Greenville County, South Carolina and more particularly described in Exhibit B, C-1, and C-2 attached hereto and incorporated herein (the "Land");

            (b) All rights, privileges, and easements appurtenant to the Land, including all water rights, rights of way, roadways, roadbeds and reversions or other appurtenances used in connection with the beneficial use of the Land;

            (c) All improvements located on the Land, including without limitation, an approximately 400,000 square foot building, and all other buildings, improvements and structures presently located on the Land (the "Improvements");

            (d) All fixtures and the following machinery and equipment presently located on the Land;

            (1) Boilers and boiler equipment;
            (2) Heating, ventilating and air conditioning
                equipment and chillers (except for a certain
                1000 ton chiller and supporting equipment);
            (3) Lighting;
            (4) Plumbing;

            (5) Electrical equipment;
            (6) Fire pumps and fire extinguisher;
            (7) Chemical feed systems (except for those belonging to NALCO
                Water Treatment Co.)
            (8) Heat exchangers and pumps;
            (9) Telephones and related equipment (except for the PBX which is located in Seller's corporate office); and
           (10) Security systems.

            (e) All of Seller's right, title and interest in any plans and specifications, surveys, warranties, licenses, permits, guaranties and other documents relating to the location, construction or use of the Land or the Improvements to the extent same are transferable (provided Seller may retain copies of such Documents for its files) (the "Documents"); and

            (f) All of Seller's rights, title and interest in any intangible property now or hereafter owned by Seller in connection with the Land or the Improvements, including without limitation any contract or lease rights, escrow deposits, utility agreements or other rights related to the ownership or use and operation of the Property.

         2. The Property does not include land and improvements constituting the Seller's corporate offices on Stevens Street, shown on Exhibit B-1 hereto ("Seller's corporate offices"). Except as provided in Par. 1 (d) above, the Property also does not include any manufacturing machinery and equipment, machine shop equipment, spare parts and supplies or office equipment, furniture or file cabinets, all of which remain the property of Seller and shall be removed by Seller from the Improvements within sixty (60) days after the Closing Date (as hereinafter defined) other than the 1000 ton chiller and supporting equipment, which shall be removed within 180 days after the Closing Date.

         3. The parties hereto acknowledge and agree that, from and after the Closing Date, the portion of the Land described on Exhibit C-1 annexed hereto (the "Common Area") shall be used and enjoyed by both Seller and Buyer, and their respective successors and/or assigns, provided however, Seller's use and enjoyment thereof shall be limited to ingress and egress and parking. Seller shall reserve such rights with respect to the Common Area in the deed delivered to Buyer at Closing.

III.     TITLE AND DEED

         1. The Land and Improvements are to be conveyed by a Special Warranty Deed of the Seller running to the Buyer, in recordable form, conveying a good and clear fee simple title to the same, free from all encumbrances, except:

         a. Provisions of local building, zoning and subdivision laws;
         b. Such taxes for the then current fiscal year as are not due and payable on the date of the delivery of such deed;
         c. Encroachments of fences and hedges upon any street or highway and minor variations between record lines and such fences and hedges;
         d. Any liens for municipal betterment assessed after the date of this Agreement;
         e. usual public utilities servicing the Property, if any;
         f. additional items noted as exceptions on Schedule B-II, #7-19 shown on title commitment #CEM-6/24/97, file #4281-11(a) CEM dated June
            13, 1997, issued by First American Title Insurance Company; and
         g. Such state of facts as are shown by a survey of the Land prepared by Dalton & Neves Co., Inc. Engineers dated August 11, 1997.

         2. At Closing, Seller shall deliver a bill of sale to Buyer for that portion of the Property that constitutes personal property, delivering such personal property free and clear of all liens and encumbrances.

         3. Buyer's obligations hereunder shall in all respects be conditioned upon the delivery by its title company of an original owner's policy of title insurance in the amount of the Purchase Price, subject only to the exceptions set forth above or such additional exceptions as to which Buyer will accept, without abatement of the Purchase Price.

IV.      PURCHASE PRICE AND PAYMENT

         The purchase price (the "Purchase Price") of this conveyance shall be One Million Two Hundred Thousand ($ 1,200,000) Dollars. Subject to the provisions of Section XIV below with respect to $185,000.00 to be held in Escrow following the Closing Date, the Purchase Price amount shall be paid by the Buyer to the Seller upon delivery of the deed either by wiring the purchase funds to the Seller (or as Seller may otherwise direct) or by certified, non-endorsed check payable to the Seller (or as Seller may otherwise direct).

V.       ADJUSTMENTS AND CLOSING COSTS

         1. Water rates, sewer use charges (if any), and real property taxes shall be apportioned as of the day of delivery of the deed. The parties acknowledge and agree that at the time of closing the actual taxes for fiscal 1997 are not known,and that the apportionment for real property taxes is being made on the basis of the taxes for the prior year. To facilitate the payment of real property taxes when same become due and payable, each party has paid its share of said taxes to Purchaser's title company, to be held in escrow until such taxes are due and owing. As soon as the taxes are known, the apportionment shall be recalculated, and a further adjustment, if needed, shall then be made between the parties and the parties shall pay any additional monies required to pay the taxes, in full, to Purchaser's title company. This provision shall survive delivery of the deed for 365 days.

         2. Buyer shall pay for title examination and the premium for Buyer's owner's title policy. Seller shall pay for preparation of the survey, preparation and recording of the Deed and any and all transfer taxes. Each party shall pay its own attorney's fees and any other costs and expenses that it may incur in connection with the transaction contemplated hereby.

VI.      DATE AND PLACE OF CLOSING

         The deed is to be delivered and the consideration paid at 10:00 a.m. on or about Thursday, August 14, 1997 (the "Closing Date"), at the offices of Seller's counsel, Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York.

VII.     ADDITIONAL DOCUMENTS

         The Seller and the Buyer each agree to execute at or prior to the closing such documents as may be reasonably required to effectuate the herein described transaction, provided that such documents do not in any way adversely affect, or otherwise enlarge the liability of such parties.

VIII.    WARRANTIES

         The Buyer acknowledges that they have not been influenced to enter into this Agreement, nor have they relied upon any warranties or representations not set forth or incorporated herein. The Property sold hereunder is to be conveyed (i) in its current "as is" condition and state of repair, subject to reasonable use, erosion and natural deterioration between the date hereof and date of closing and (ii) without representation or warranty as to any matters, including, without limitation, matters relating to the environmental condition of the Property. Buyer has fully inspected the Property and is entering this Agreement based solely upon inspection and investigation, and not upon any information, data, statements, written or oral, as to the physical condition, state of repair, use, cost of operation, or other matter related to the Property given or made by the Seller, or its representatives.

IX.      PRIOR AGREEMENTS

         Each party hereto agrees that this Agreement supersedes and terminates any and all prior understandings, offer forms, oral representations and agreements of any kind between the parties relative to the purchase and sale described herein, and it is mutually agreed and understood that the terms hereof constitute the entire agreement between the parties.

X.       APPLICABLE LAW AND PRACTICES

         This Agreement shall be governed by and construed solely in accordance with the laws of South Carolina.

XI.      NO BROKER

         Seller and Buyer each represent and warrant to the other that it has not dealt with any broker in connection with this sale and each party shall indemnify and defend the other against any costs, claims and expenses arising out of a breach of their respective parts of their representations contained in this paragraph. The provisions of this paragraph shall survive the closing or the earlier termination of this contract.

XII.     ACCEPTANCE OF DEED

         The acceptance by Buyer of the delivery of the deed at the closing shall be and be deemed to be full performance and discharge of every agreement and obligation (either express or implied) on the part of Seller to be performed pursuant to this contract, except those, if any, which are herein specifically stated to survive the closing.

XIII.      TRANSITION SERVICES

         1. Following the Closing, Buyer shall cause the following services (the "Transition Services") to be provided to Seller's corporate offices shown on Exhibit B-1 on the following basis:

            (a) Electrical power;

            (b) Steam;

            (c) Fire protection system;

            (d) Water; and

            (e) Security services.

         With respect to the electric power, Seller shall reimburse Buyer or its designee one hundred percent (100%) of the costs of the same charged by Duke Power Company, as determined by the separate meter for Seller's corporate offices. With respect to water, Seller shall pay to Buyer or its designee Seller's pro rata share of all operating, fixed and capital costs incurred by Buyer or its affiliates in connection with providing the same. All payments for electric power and water shall be made on such dates as Buyer shall hereafter reasonably specify in written invoices delivered to Seller. Seller agrees that, as soon as reasonably practicable after the Closing, it shall undertake to separate the electric power and water and arrange for separate billing of those services directly by the utility service provider.

         With respect to steam service and fire protection, these shall be provided to Seller without charge. With respect to security services, Seller shall pay to Buyer or its designee Seller's pro rata share of costs incurred by Buyer or its affiliates in connection with providing the same. All payments for security services shall be made monthly pursuant to written invoices delivered to Seller.

         Either party shall have the right to terminate the Transition Services at any time on 180 days' prior written notice to the other, except that Buyer cannot terminate the fire protection system so long as they provide fire protection to themselves.

         The parties recognize and agree that Buyer will use reasonable efforts to provide the Transition Services as a convenience to Seller and that Buyer makes no warranty or representation, express or implied in connection with the same. The parties further recognize and agree that the facilities existing as of the Closing Date on the Property will be utilized in providing the Transition Services and that Buyer has neither any knowledge of, nor any responsibility for determining the suitability of, said facilities for such purposes. Buyer shall not be liable for any indirect, incidental, special or consequential damages of any kind or nature. Buyer's liability for any direct damages shall arise only out of acts or omissions of Buyer constituting gross negligence or wilful misconduct and in no event shall any such liability exceed the total fees payable by Seller to Buyer in connection with such Transition Services.

         2. From and after the Closing Date, Seller shall be under no obligation whatsoever to provide any services to Buyer or to the Property that are currently being, or have in the past been, provided by Seller under the Dunean Reciprocal Easement Agreement dated as of June 28, 1994 (the "REA"). Upon completion of the Closing, the REA and Seller's obligations thereunder shall be deemed terminated and neither party thereunder shall have any further responsibility thereunder to provide services to the other, provided, however, such termination of services under the REA shall not affect any obligation hereunder to provide the Transition Services set forth hereinabove. This paragraph shall survive delivery of the deed.

XIV.     ENVIRONMENTAL ESCROW

         At Closing, the sum of $185,000 from and out of the Purchase Price (the "Escrowed Funds") shall be deposited into an Escrow Account maintained by Shereff, Friedman, Hoffman & Goodman, attorneys for Buyer ("Escrowee"). The Escrowed Funds shall be held and disbursed in accordance with the terms and provisions of an Escrow Agreement which the parties hereto agree to execute at or prior to Closing. Such Escrow Agreement shall be substantially in the form annexed hereto as Exhibit Y and made a part hereof by reference. Seller shall have no obligations or liabilities to Buyer that survive the delivery of the deed with respect to the environmental condition of the Property. This paragraph shall survive delivery of the deed.

XV.      BANKRUPTCY

         Seller hereby agrees to indemnify Buyer and hold Buyer harmless from and against any and all claims, costs, losses, damages or expenses which are reasonably and actually incurred by Buyer (including, without limitation, the reasonable fees and expenses incurred by its attorneys) as a result of any action by the debtor, a creditor or any party in interest in the pending chapter 11 case of JPS Textile Group, Inc. ("JPS"), case no. 97-45133 (Bankr. S.D.N.Y.) or in any bankruptcy case commenced or pending with respect to any subsidiary or affiliate of JPS (each of the foregoing, a "Case") to challenge, avoid or unwind the sale of the Property to Buyer, or any aspect of the sale of the Property, including, without limitation, any challenge to any of the terms of the sale of the Property or the adequacy of the consideration paid by Buyer. The provisions of this paragraph shall survive delivery of the deed but shall terminate upon the later of (a) the closing of JPS's Case and (b) the closing of the last open Case of any subsidiaries or affiliates of JPS pending on the date the JPS Case is closed.

XVI.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the said parties hereto set their hands and seals as of the day and year above written.

         SIGNED and sealed in the presence of:

                                               SAFETY COMPONENTS FABRICS
                                               TECHNOLOGIES, INC., BUYER

                                            By: /s/ Jeffery J. Kaplan
                                                -------------------------------
                                               Its: Executive Vice President
                                                    ---------------------------

                                               JPS CONVERTER and INDUSTRIAL
                                               CORP., SELLER

                                            By: /s/ Jerry E. Hunter
                                                -------------------------------
                                                Its: Vice President
                                                     --------------------------

                            Exhibit B, C-1 and C-2
                                 (the "Land")

                              LEGAL DESCRIPTION


                                  EXHIBIT B


BEGINNING AT AN IRON PIN (P.O.B. NO. 3) ON THE WESTERN RIGHT OF WAY OF EMERY AVENUE AND BEING THE JOINT CORNER OF EXHIBIT C-1 (COMMON ELEMENT OF JPS CONVERTER AND INDUSTRIAL CORP. AND JPS AUTOMOTIVE PRODUCTS CORP.), THENCE RUNNING WITH THE WESTERN RIGHT OF WAY EMERY AVENUE THE FOLLOWING COURSES AND
DISTANCES: N26-14E 54.24 FEET TO AN IRON PIN, THENCE N69-39E 310.87 FEET TO AN IRON PIN, THENCE N67-10E 79.75 FEET TO AN IRON PIN, THENCE N62-50E 78.72 FEET TO AN IRON PIN, THENCE N58-26E 71.07 FEET TO AN IRON PIN AT THE WESTERN INTERSECTION OF EMERY AVENUE AND ALLEN STREET, THENCE LEAVING SAID INTERSECTION AND RUNNING WITH THE WESTERN RIGHT OF WAY OF ALLEN STREET N26-12E
579.46 FEET TO AN IRON PIN AT THE WESTERN INTERSECTION OF ALLEN STREET AND HENRY STREET, THENCE LEAVING SAID INTERSECTION OF RUNNING WITH THE WESTERN RIGHT OF WAY OF HENRY STREET N24-57W 163.0 FEET TO AN IRON PIN AT THE SOUTHWEST INTERSECTION OF HENRY STREET AND MADDEN AVENUE, THENCE LEAVING SAID INTERSECTION AND RUNNING WITH THE SOUTHERN RIGHT OF WAY OF MADDEN AVENUE N88-45W 529.68 FEET TO AN IRON PIN AT A BEND IN MADDEN AVENUE, THENCE RUNNING WITH THE WESTERN RIGHT OF WAY OF MADDEN AVENUE N12-10W 92.87 FEET TO AN IRON PIN ON THE NORTHERN SIDE OF AN ASPHALT DRIVE, THENCE LEAVING SAID WESTERN RIGHT OF WAY OF MADDEN AVENUE AND RUNNING ALONG LINES NORTH OF ASPHALT DRIVE THE FOLLOWING COURSES AND DISTANCES: N81-36W 189.04 FEET TO AN IRON PIN, THENCE N87-49W 48.23 FEET TO AN IRON PIN CORNER OF EXHIBIT A (JPS AUTOMOTIVE PRODUCTS CORP.) THENCE RUNNING WITH THE LINES OF SAID EXHIBIT A THE FOLLOWING COURSES AND DISTANCES: S10-24-26W 114.49 FEET TO AN IRON PIN, THENCE S74-59-26E 24.10 FEET TO AN IRON PIN, THENCE S01-23-32W 70.00 FEET TO AN IRON PIN, THENCE S39-05-18E 40.03 FEET TO AN IRON PIN CORNER OF EXHIBIT C-2 (COMMON ELEMENT OF JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP.) THENCE RUNNING ALONG LINE OF SAID EXHIBIT C-2 THE FOLLOWING COURSES AND
DISTANCES: S88-33-00E 143.54 FEET TO AN IRON PIN, THENCE S01-27-00W 98.50 FEET IN AND THROUGH A BUILDING TO FACE OF WALL OF BUILDING, THENCE CONTINUING ALONG FACE OF WALL OF BUILDING THE FOLLOWING COURSES AND DISTANCES: N88-33-00W 16.05 FEET TO A POINT, THENCE S01-27-00W 16.60 FEET TO A POINT, THENCE S88-33-00E
13.20 FEET TO A POINT, THENCE S01-27-OOW 63.70 FEET TO A POINT, THENCE RUNNING THROUGH THE BUILDING THE FOLLOWING COURSES AND DISTANCES: N88-33-00W 40.59 FEET TO A POINT, THENCE S01-27-00W 58.33 FEET TO OUTSIDE FACE OF BUILDING WALL, THENCE RUNNING WITH THE FACE OF BUILDING THE FOLLOWING COURSES AND
DISTANCES: N88-33-00W 10.80 FEET TO A POINT, THENCE S01-27-00W 7.00 FEET TO A POINT, THENCE N88-33-00W 38.90 FEET TO A POINT, THENCE N01-27-00E 7.00 FEET TO A POINT, N88-33-OOW 11.05 FEET TO A POINT, THENCE LEAVING SAID FACE OF BUILDING WALL AND RUNNING ALONG JOINT PROPERTY LINE OF JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP. THE FOLLOWING COURSES AND
DISTANCES: S01-27-00E 155.71 FEET TO A NAIL, THENCE N81-33-05W 7.74 FEET TO AN IRON PIN, THENCE S01-08-01W 50.19 FEET TO AN IRON PIN, THENCE S88-42-27E 7.21 FEET TO AN IRON PIN, THENCE S01-23-50W 243.72 FEET TO AN IRON PIN, THENCE N88-27-28W 12.06 FEET TO NAIL, THENCE S01-24-10W 152.55 FEET TO AN IRON PIN ON LINE OF EXHIBIT C-1 (COMMON ELEMENT FOR JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP.), THENCE RUNNING ALONG LINE OF EXHIBIT C-1 S87-57-52E 45.39 FEET TO THE POINT OF BEGINNING CONTAINING 12.593 ACRES ACCORDING TO A PLAT ENTITLED JPS CONVERTER AND INDUSTRIAL CORP. DATED APRIL 14, 1994 PREPARED BY DALTON & NEVES CO. INC. ENGINEERS, GREENVILLE, .S.C.

                              LEGAL DESCRIPTION
                                 EXHIBIT C-1





BEGINNING AT AN IRON PIN (P.O.B. NO. 3) ON THE WESTERN RIGHT OF WAY OF EMERY AVENUE AND BEING THE JOINT CORNER OF JPS CONVERTER AND INDUSTRIAL CORP. PROPERTY, THENCE LEAVING SAID WESTERN RIGHT OF WAY OF EMERY AVENUE AND RUNNING ALONG LINE OF JPS CONVERTER AND INDUSTRIAL CORP. PROPERTY AND EXTENDING TO FACE OF BUILDING N87-57-52W 45.39 FEET TO AN IRON PIN, THENCE S88-28-25E 7.99 FEET TO FACE OF BUILDING, THENCE RUNNING ALONG LINES OF JPS AUTOMOTIVE PRODUCTS CORP. AND ALONG FACE OF BUILDING THE FOLLOWING COURSES AND DISTANCES:
S01-29-20W 5.49 FEET TO A POINT, THENCE N88-30-40W 4.80 FEET TO A POINT, THENCE S01-29-20W 19.00 FEET TO A POINT, THENCE N88-18-14W 11.00 FEET TO A POINT, THENCE N01-32-13E 3.57 FEET TO A POINT, THENCE N88-16-14W 38.77 FEET TO A POINT, THENCE LEAVING SAID FACE OF BUILDING AND RUNNING ALONG LINE OF EXHIBIT A (JPS AUTOMOTIVE PRODUCTS CORP.) AND EXHIBIT B-1 (JPS CONVERTER AND INDUSTRIAL CORP.) SO1-32-13W 22.37 FEET TO AN IRON PIN, THENCE RUNNING WITH LINE OF EXHIBIT B-1 (JPS CONVERTER AND INDUSTRIAL CORP.) S63-40-14E 71.44 FEET TO AN IRON PIN ON THE WESTERN RIGHT OF WAY OF EMERY AVENUE N28-14E 80.00 FEET TO THE POINT OF BEGINNING CONTAINING 0.0903 ACRES AS SHOWN ON PLAT ENTITLED JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP. DATED APRIL 14, 1994 PREPARED BY DALTON & NEVES CO. INC., ENGINEERS, GREENVILLE, S.C.

                              LEGAL DESCRIPTION
                                 EXHIBIT C-2



BEGINNING AT AN IRON PIN (P.O.B. NO. 4) AND BEING THE JOINT CORNER OF JPS AUTOMOTIVE PRODUCTS CORP., JPS CONVERTER AND INDUSTRIAL CORP. AND EXHIBIT C-2, THENCE RUNNING WITH THE LINE OF JPS CONVERTER AND INDUSTRIAL CORP. PROPERTY
THE FOLLOWING COURSES AND DISTANCES: S88-33-00E 143.54 FEET TO AN IRON PIN, THENCE S01-27-00W 98.5 FEET IN AND THROUGH A BUILDING TO FACE OF WALL OF BUILDING, THENCE CONTINUING ALONG FACE OF WALL OF BUILDING THE FOLLOWING COURSES AND DISTANCES: N88-33-00W 16.05 FEET TO A POINT, THENCE S01-27-00W 16.60 FEET
TO A POINT, THENCE S88-33-00E 13.20 FEET TO A POINT, THENCE S01-27-00W 63.70 FEET TO A POINT, THENCE RUNNING THROUGH THE BUILDING THE FOLLOWING COURSES AND
DISTANCES: N88-33-00W 40.59 FEET TO A POINT, THENCE S01-27-00W 58.33 FEET TO OUTSIDE FACE OF BUILDING WALL, THENCE RUNNING WITH THE FACE OF BUILDING THE FOLLOWING COURSES AND DISTANCES: N88-33-00W 10.80 FEET TO A POINT, THENCE S01-27-00W 7.00 FEET TO A POINT, THENCE N88-33-00W 38.90 FEET TO A POINT,
THENCE N01-27-00E 7.00 FEET TO A POINT, THENCE RUNNING WITH FACE AND THROUGH BUILDING N88-33-00W 50.40 FEET TO A POINT, THENCE RUNNING THROUGH BUILDING AND EXITING TO FACE OF WALL OF BUILDING AND LEAVING FACE OF WALL N01-27-00E 237.13 FEET TO THE POINT OF BEGINNING CONTAINING 0.719 ACRES ACCORDING TO A PLAT ENTITLED JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP. DATED APRIL 24, 1994 PREPARED BY DALTON & NEVES CO. INC., ENGINEERS,
GREENVILLE, S.C.

                                EXHIBIT B - 1
                         (Seller's corporate offices)

                              LEGAL DESCRIPTION
                      JPS CONVERTER AND INDUSTRIAL CORP.
                    DUNEAN PLANT, GREENVILLE COUNTY, S.C.

                                 EXHIBIT B-1


BEGINNING AT IRON PIN (P.O.B. NO. 1) AT THE NORTHWEST RIGHT OF WAY OF STEVENS STREET AND EMERY AVENUE, THENCE RUNNING WITH THE WESTERN RIGHT OF WAY EMERY AVENUE THE FOLLOWING COURSES AND DISTANCES: N69-20E 19.38 FEET TO AN IRON PIN, THENCE N26-29E 65.14 FEET TO AN IRON PIN, THENCE N13-38W 23.51 FEET TO AN IRON PIN CORNER OF EXHIBIT C-1 (COMMON ELEMENT JOINTLY FOR JPS AUTOMOTIVE PRODUCTS CORP. AND JPS CONVERTER AND INDUSTRIAL CORP.) THENCE LEAVING SAID WESTERN RIGHT OF WAY OF EMERY AVENUE AND RUNNING ALONG LINES OF SAID EXHIBIT C-1 THE FOLLOWING COURSES AND DISTANCES: N63-40-14W 71.44 FEET TO AN IRON PIN, THENCE N01-32-13E 11.81 FEET TO AN IRON PIN, THENCE LEAVING SAID EXHIBIT C-1 AND RUNNING WITH THE LINES OF JPS AUTOMOTIVE PRODUCTS CORP. EXHIBIT A PROPERTY THE FOLLOWING COURSES AND DISTANCES: N88-16-24W 77.18 FEET TO AN IRON PIN, THENCE N02-21-10E 9.01 FEET TO AN IRON PIN, THENCE N88-34-43W 115.14 FEET TO AN IRON PIN, THENCE N01-23-44E 74.56 FEET TO AN IRON PIN, THENCE N64-40-40W 88.56 FEET TO AN IRON PIN, THENCE N01-32-30E 57.51 FEET TO AN IRON PIN, THENCE N88-34-41W
87.21 FEET TO AN IRON PIN, THENCE SO2-15-50W 26.86 FEET TO AN IRON PIN, THENCE S73-46-25E 26.92 FEET TO A NAIL & CAP, THENCE S25-55-53W 99.62 FEET TO A NAIL IN SIDEWALK ON THE NORTHERN RIGHT OF WAY OF STEVENS STREET, THENCE RUNNING
WITH THE NORTHERN RIGHT OF WAY OF STEVENS STREET S63-58E 441.47 FEET TO THE POINT OF BEGINNING CONTAINING 0.9995 ACRES ACCORDING TO A PLAT ENTITLED JPS CONVERTER AND INDUSTRIAL CORP. DATED APRIL 14, 1994 PREPARED BY DALTON & NEVES CO. INC., ENGINEERS, GREENVILLE, S.C.

          SKADDEN, ARPS, SLATE, MEAGHER & FIOMIIP AND AFFILIATES


                                                                       EXHIBIT 1


                             M E M O R A N D U M



                                        July 30, 1997


TO:     Jerry Hunter

FROM:   Don J. Frost, Jr.

                Re:     JPS Converter and Industrial Corporation:
                        Environmental Matters of Concern
                        -----------------------------------------

        As you requested, I have prepared the following list of the environmental matters of concern that we have identified through our phase II environmental investigations at the Site. We have also included the estimated potential costs for addressing such matters.

ENVIRONMENTAL MATTERS OF CONCERN

   1. Correct existing deficiencies in asbestos compliance regarding inadequate labelling and areas of damaged asbestos.

        Cost:   $5,000

  *2. Removal and disposal of non-insulation asbestos containing material located at the cooling towers and the carpentry shop.

        Cost:   $23,000

  *3. The drains in the boiler house discharge into the stormwater system. The boilers operate on fuel oil, and there have been historic spills associated with such operation. This situation should be corrected by re-routing the boiler house drains so that they discharge into the sanitary sewer system or installing an oil/water separator sufficient to collect significant spills.

        Cost:   $20,000






        * The cost of remediation of these items (2 and 3) shall be borne exclusively by the Buyer.

        4. Significant, localized petroleum contamination is present in the loading dock and parking lot areas. The contaminated soils should be removed.

                Cost:   $10,000

        5. Several contaminants were found at levels equalling or exceeding drinking water standards in the ground water samples collected. This condition may require the installation of several groundwater monitoring wells and periodic monitoring.

                Cost:   $25,000

        6.      Petroleum related contamination is present in the area
                north of the boiler house.   The contaminated soils should
                be removed.

                Cost:   $100,000

        7. Petroleum related contamination is present in the area near the eastern edge of the former coal pile. The contaminated soils should be removed.

                Cost:   $10,000

        8. Petroleum/VOC related contamination is present in the area northwest of the fire pond. The contaminated soils should be removed.

                Cost:   $35,000

        TOTAL ESTIMATED COSTS FOR ADDRESSING ENVIRONMENTAL
                MATTERS OF CONCERN:     $228,000

cc:   Richard Goldberg
      Richard Cohen

                                   Exhibit Y
                               (Escrow Agreement)

                                ESCROW AGREEMENT

         AGREEMENT made as of this ___ day of August 1997, by and between Shereff, Friedman, Hoffman & Goodman, LLP ("Escrowee"), JPS Converter and Industrial Corp., a Delaware corporation (hereinafter referred to as "Seller"), and Safety Components Fabrics Technologies, Inc., a Delaware corporation (hereinafter referred to as "Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller and Purchaser will simultaneously with the execution and delivery of this Agreement consummate the transaction described in that certain contract of sale dated August , 1997 (the "Contract") for the sale by Seller to Purchaser of the premises known as The Dunean Plant, located in Dunean, Greenville County, South Carolina (the "Premises"), as more particularly described in the Contract; and

         WHEREAS, Seller and Purchaser have agreed with each other to place a portion of the purchase price payable to Seller pursuant to the Contract, in the sum of $185,000.00 (the "Escrow Sum"), in escrow with Escrowee upon the closing of the sale of the Premises to Purchaser, to be used by Purchaser to pay for certain environmental remediation at the Premises; and

         WHEREAS, Escrowee is willing to hold the Escrow Sum in escrow on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:

         1. (a) Purchaser hereby delivers to Escrowee its check of even date herewith, subject to collection, for the Escrow Sum in the amount of $185,000.00, made payable to the order of "Shereff, Friedman, Hoffman & Goodman, LLP, as escrow agent." Receipt of such check by Escrowee, subject to collection, is hereby acknowledged. Following collection, Escrowee shall use reasonable efforts to invest the Escrow Sum in a Citi-Escrow Account with Citibank, N.A., having an address at: 153 East 53rd Street, New York, New York 10043, at such a yield as shall be available. Escrowee shall bear no liability for any loss occasioned by investment of the Escrow Sum or by any failure to achieve the maximum possible yield from the Escrow Sum so long as the Escrow Sum has been invested in a Citi-Escrow Account or otherwise invested in a prudent manner.

            (b) The Escrow Sum, plus any interest earned from the investment thereof in accordance with the terms of this Agreement, less any and all transaction or account fees, costs, expenses or charges, including, without limitation, brokerage and custodial fees, attributable to such investment (such sum hereinafter called the "Invested Escrow Sum"), shall be delivered by Escrowee to Seller, to Purchaser or, if pursuant to paragraph 3 hereof, to a substitute impartial party or a court having appropriate jurisdiction, in accordance with the terms of this Agreement. Delivery of the Invested Escrow Sum in accordance with the terms of this Agreement shall be made by uncertified, unendorsed check of Escrowee or by cashier's check, at Escrowee's option. Escrowee agrees, upon request, to provide the parties with its computation of the Invested Escrow Sum. Without limiting paragraphs 5 and 6 hereof, it shall be conclusively presumed that: (i) any and all investments made by Escrowee in Citi-Escrow Accounts of Citibank, N.A. are authorized and permitted under the terms of this Agreement; (ii) the parties hereto have agreed to and concurred in all such investments; (iii) by so investing the Escrow Sum, Escrowee has complied with its investment obligations pursuant to this Agreement; and (iv) Escrowee's computation of the Invested Escrow Sum is correct in the absence of manifest error so long as the Escrow Sum was invested in a Citi-Escrow Account or otherwise invested in a prudent manner.

         2. (a) After the sale contemplated in the Contract shall be consummated, Purchaser shall cause the remediation of the environmental concerns at the Premises which are listed in that certain Memorandum dated July 30, 1997 from Don J. Frost, Jr. to Jerry Hunter, a copy of which is attached hereto as Exhibit 1 and made a part hereof (the "Environmental Memo"). Purchaser agrees to provide Seller with a copy of each bid proposal it receives for the remediation of the environmental concerns at the Premises as are listed in the Environmental Memo (other than items 2 and 3). The company or companies selected by Purchaser to perform such remediation work shall be reasonably acceptable to Seller. Seller shall be periodically advised of the progress of such work and an authorized representative of Seller shall be entitled to visit the Premises to monitor such progress and ascertain that the work is being performed substantially in compliance with the bid(s) for the work. Upon the completion of each item of concern listed in the Environmental Memo, except for items 2 and 3 (or earlier if required by Purchaser's environmental contractor(s)) Purchaser shall notify Escrowee in writing of the completion of such item (or the proposed commencement of such work), and include with such written notification a request for reimbursement of the completed work (or for a retainer or progress payment) in a sum equal to the actual cost to Purchaser of the completion of such work (or of a retainer or progress payment). Upon receipt of such request, Escrowee is hereby authorized to deliver to Purchaser a portion of the Invested Escrow Sum equal to the amount requested. Alternatively, Purchaser may request that Escrowee pay such portion of the Invested Escrow Sum directly to Purchaser's environmental contractor(s). Escrowee shall send to Seller a copy of each such payment, along with a copy of each of Purchaser's requests for payment.

            (b) Upon receipt by Escrowee of written notification from Purchaser that all of the environmental remediation listed in the Environmental Memo has been completed, excluding items 2 and 3 therein set forth, and that all payments required to be made in connection with such work have been made, Escrowee shall promptly deliver the remaining balance of the Invested Escrow Sum, if any, to the Seller.

            (c) In the event that the cost of Purchaser's environmental remediation in accordance with the Environmental Memo exceeds the Invested Escrow Sum, Purchaser shall pay all such costs, and Seller shall have no liability whatsoever to pay any portion of such excess costs.

            (d) Notwithstanding the provisions of paragraph 2(a) above, if Escrowee shall receive written instructions signed by both Purchaser and Seller, specifying the party to whom any portion of the Invested Escrow Sum is to be delivered (the "Designated Party"), Escrowee shall deliver the same in accordance with such written instructions, such delivery to be made against a signed receipt therefor from the Designated Party.

            (e) Upon the delivery of the final balance of the Invested Escrow Sum in accordance with this paragraph 2, Escrowee shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Escrow Sum.

            (f) Other than as expressly set forth herein with respect to allocating $185,000 of the purchase price payable for the Premises to certain environmental remediation, Seller has and shall have no obligations or liabilities to Purchaser that survive delivery of the deed for the Premises with respect to the environmental condition of the Premises.

         3. In the event that: (i) any dispute shall arise as to any matter arising under this Agreement; or (ii) there shall be any uncertainty as to the meaning or applicability of any of the provisions hereof, Escrowee's duties, rights or responsibilities hereunder or any written instructions received by Escrowee pursuant hereto, Escrowee may, at its option at any time thereafter, deposit the Invested Escrow Sum or remaining portion thereof then being held by it in escrow into any court having appropriate jurisdiction, or take such affirmative steps as it may elect in order to substitute an impartial party to hold any portion or all of the Invested Escrow Sum, and upon making such deposit, shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Escrow Sum or any portion thereof so deposited.

         4. Escrowee shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Escrowee pursuant to or otherwise relating to this Agreement.

         5. Seller and Purchaser recognize and acknowledge that Escrowee is serving without compensation and solely as an accommodation to the parties hereto, and they each agree that Escrowee shall not be liable to either of the parties for any error of judgment, mistake or act or omission hereunder or any matter or thing arising out of its conduct hereunder, except for Escrowee's willful misfeasance or gross negligence.

         6. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrowee from and against any and all costs, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and disbursements, whether paid to retained attorneys or representing the fair value of legal services rendered to itself) howsoever occasioned that may be incurred by Escrowee acting under this Agreement (including, without limitation, any costs incurred by Escrowee pursuant to paragraph 3 hereof) or to which Escrowee may be put in connection with Escrowee acting under this Agreement, except for costs, claims or damages arising out of Escrowee's willful misfeasance or gross negligence. Escrowee may charge against the Invested Escrow Sum any amounts owed it under the foregoing indemnity or may withhold payment of the Invested Escrow Sum as security for any unliquidated claim, or both.

         7. All notices, certificates and other communications permitted hereunder shall be in writing and shall be deemed duly served and given five
(5) days after mailed by registered or certified mail, return receipt requested, postage prepaid, at a regularly maintained branch of the United States Postal Service and addressed as follows:

         If to Purchaser:

                               Safety Components Fabrics Technologies, Inc.
                               30 Emory Street
                               Greenville, South Carolina 29605

         With a copy to:

                               Shereff, Friedman, Hoffman & Goodman, LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attention: Richard N. Cohen, Esq.

         If to Seller:

                               JPS Converter and Industrial Corp.
                               555 North Pleasantburg Drive
                               Greenville, South Carolina 29607

         With a copy to:

                               Weil, Gotshal & Manges, LLP
                               767 Fifth Avenue
                               New York, New York 10193
                               Attn: Alan A. Lascher, Esq.

         If to Escrowee:       Shereff, Friedman, Hoffman & Goodman, LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attention:  Richard N. Cohen, Esq.

Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices. Copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrowee is not the addressee or sender shall be sent to Escrowee in the manner hereinabove set forth.

         8. Escrowee is acting, and may continue to act, as counsel to Purchaser in connection with the subject transaction, whether or not the Invested Escrow Sum is being held by Escrowee or has been delivered to a substitute impartial party or a court of competent jurisdiction.

         9. Seller and Purchaser agree that Escrowee is to act as the parties' nominee investing the Escrow Sum pursuant to this Agreement and in collecting the interest earned on the Invested Escrow Sum on behalf of the parties. Seller and Purchaser each agree to complete the forms necessary to comply with the backup withholding and interest reporting regulations under the Internal Revenue Code of 1986, as amended, or any successor thereto, including, without limitation, Form W-9, a separate copy of which is to be completed by Seller and Purchaser and delivered to Escrowee contemporaneously with the execution and delivery of this Agreement.

         10. This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto.

         11. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.

         12. If any term, condition or provision of this Agreement, or the application thereof to any circumstance or party hereto, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, condition or provision to any other circumstance or party hereto (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

         13. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

SELLER:                                   PURCHASER:

JPS Converter and  Industrial Corp.       Safety Components Fabrics
                                             Technologies, Inc.

By:                                       By:
   ----------------------------------        -----------------------------------
      Name:                                      Name:
      Title:                                     Title:

 ------------------------------------     --------------------------------------
Federal Taxpayer Identification Number    Federal Taxpayer Identification Number

ESCROWEE:

SHEREFF, FRIEDMAN, HOFFMAN
   & GOODMAN, LLP

By:
   ----------------------------------
        Partner